Exhibit 10.10
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SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT.
Execution Draft
LIVEWORLD SALES REPRESENTATIVE AGREEMENT
     This Sales Representative Agreement (“Agreement”) is entered into as of July 7, 2006 (“Effective Date”), between LiveWorld, Inc., a Delaware corporation with offices at 170 Knowles Drive, Suite 211, Los Gatos, California 95032, U.S.A. (“LiveWorld”), and LiveWorld-WPP, L.L.P., 170 Knowles Drive, Suite 211, Los Gatos, California 95032, U.S.A (“Representative”).
In consideration of the covenants and conditions contained herein, the parties hereby agree to the following:
     1. DEFINITIONS.
          (a) “Revenue” shall mean the gross amount that LiveWorld receives from third parties whose purchase of LiveWorld Services is directly attributable to solicitation by Representative. For the purposes of this definition “receives” means LiveWorld recognizes the revenue on its accounting books and collects cash payment for that revenue.
          (b) “LiveWorld Services” means LiveWorld’s online solutions, which include marketing, community support, business intelligence and other business promotions.
          (c) “WPP” means J. Walter Thompson U.S.A., Inc., a Delaware corporation.
          (d) “WPP Affiliates” means any entity controlling, controlled by or under common control with WPP, as per WPP Group plc’s annual report and published changes thereto that occur until the release of the subsequent annual report. For purposes of this definition, “control” shall mean the beneficial ownership of more than 50% of the voting securities of an entity.
     2. APPOINTMENT AND AUTHORITY OF REPRESENTATIVE.
          (a) Appointment. Subject to the terms and conditions of this Agreement, LiveWorld hereby appoints Representative as a sales representative for the LiveWorld Services, and Representative hereby accepts such appointment. Representative’s sole authority shall be to solicit orders for the LiveWorld Services only from WPP Affiliates or in conjunction with WPP Affiliates from the clients thereof in accordance with the terms of this Agreement, unless LiveWorld approves the solicitation of other companies. Unless otherwise authorized by LiveWorld in writing, Representative shall have no power or authority, express or implied: (i) to make any commitment or incur any obligations on behalf of LiveWorld; or (ii) to collect any monies or to give receipts on behalf of LiveWorld.
          (b) Exclusivity. Representative shall neither solicit sales for nor sell any other products or services other than LiveWorld Services without the prior written consent of LiveWorld.
          (c) Reserved Rights. Notwithstanding the appointment of Representative as a sales representative, LiveWorld reserves the right to solicit orders directly from and sell directly to any clients. Notwithstanding the foregoing, and subject to the processes set forth in Exhibit B, (i) LiveWorld shall not solicit or accept orders directly from any client with respect to an Opportunity (as defined in Exhibit B) that LiveWorld and Representative have agreed that Representative will pursue; and (ii) if the specific brand unit

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of the client involved in an Opportunity has additional Opportunities, the two parties will endeavor in good faith to pursue such Opportunities through the Representative, prior to LiveWorld pursuing those Opportunities apart from the Representative.
     3. COMMISSION.
          (a) Sole Compensation. Representative’s sole compensation under the terms of this Agreement shall be a commission on Revenue of LiveWorld Services computed in accordance with Exhibit A and this Section 3, as adjusted pursuant to Sections 3(b) and 3(g) below.
          (b) Split Commissions. If more than one sales representative is involved in the solicitation of a particular order, LiveWorld and Representative shall mutually agree upon a reasonable split of the total commission for the order between or among the representatives involved, which split shall reflect each representative’s respective contribution to the earning of such commission. Sales offices owned by LiveWorld shall be considered as sales representatives in determining split commissions.
          (c) Withholding Taxes. LiveWorld may withhold from payments to Representative under this Agreement any withholding taxes required to be withheld by LiveWorld under applicable law. Such amount shall be paid to the appropriate taxing authorities.
          (d) Disputes. If Representative has questions about Representative’s commission payment, Representative shall within [***] months of the original due date of the disputed payment, send to LiveWorld a notice containing all of the following information: (i) Representative’s name and address; (ii) the check number on the commission payment; (iii) the period of time covered by the commission payment; (iv) the names of clients for which commissions were earned; and (v) a description and explanation of the alleged discrepancy. Within [***] days after its receipt of such notice, LiveWorld shall either (i) correct the deficiency or (ii) if LiveWorld believes in good faith that the commission payment was not deficient, provide a detailed written response to Representative explaining the basis for such belief. In the event the two parties cannot resolve the issue they agree to go to non-binding mediation on the matter prior to pursuing any other legal action on it.
          (e) Payment. Payment of commissions shall be in United States dollars and shall be subject to all applicable governmental regulations and rulings, including the withholding of any taxes required by law.
          (f) Date Commission Earned/Due; Time of Payment. The commission on a given purchase of LiveWorld Services shall be deemed earned and due when LiveWorld actually receives and recognizes such Revenue on its accounting books. For clarity, if Revenue from any client is paid or recognized as revenue on LiveWorld’s accounting books over an extended time period, then commissions to Representative shall be paid over a correspondingly extended time period. LiveWorld shall pay any commissions which are due to Representative [***] days after the end of the calendar month in which the commission became earned and due.
          (g) Commission Charge-Back. LiveWorld shall have the absolute right to set such cash discounts, to make such allowances and adjustments, to accept such returns from its clients, and to write off as bad debts such overdue client accounts as it deems advisable. In each such case, LiveWorld shall charge

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back to Representative’s account any amounts previously paid or credited to it with respect to such cash discounts, allowances, adjustments, returns or bad debts.
     4. SALE OF THE LIVEWORLD SERVICES.
          (a) Protocol for Representative and LiveWorld. Subject to the provisions of this Section 4, Representative and LiveWorld shall operate in accordance with the processes set forth in Exhibit B.
          (b) LiveWorld Materials. LiveWorld shall make certain materials available to Representative in connection with this Agreement, which may include systems, documentation, tools, designs, data, content and other materials related to the LiveWorld Services (“LiveWorld Materials”).
          (i) License. Subject to the restrictions in this section, LiveWorld hereby grants Representative a worldwide, nonexclusive, royalty-free license during the Term to use, modify and prepare derivative works of the LiveWorld Materials for the sole purpose of soliciting orders for LiveWorld Services to current and prospective clients; provided, however that all material modifications shall be subject to LiveWorld’s prior approval. Non-material modifications to LiveWorld Materials made by Representative shall be subject to change at LiveWorld’s direction.
          (ii) Assignment and Further Assurances. LiveWorld shall retain all right, title and interest in and to any intellectual property rights in the LiveWorld Materials, but to the extent that Representative gains any ownership interest in LiveWorld Materials, Representative agrees to assign (or cause to be assigned) and hereby assigns fully to LiveWorld such interest and any copyrights, patents or other intellectual property rights relating to all LiveWorld Materials. Representative agrees to assist LiveWorld, or its designee, at LiveWorld’s expense, in every proper way to secure LiveWorld’s rights in LiveWorld Materials and any copyrights, patents or other intellectual property rights relating to all LiveWorld Materials in any and all countries, including the disclosure to LiveWorld of all pertinent information and data with respect to all LiveWorld Materials, the execution of all applications, specifications, oaths, assignments and all other instruments that LiveWorld may deem necessary in order to apply for and obtain such rights and in order to assign and convey to LiveWorld, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all LiveWorld Materials, and any copyrights, patents or other intellectual property rights relating to all LiveWorld Materials.
          (c) Prices and Terms of Sale. LiveWorld shall provide Representative with copies of its current pricing parameters, its descriptions of LiveWorld Materials, its timing and its standard terms and conditions, as established from time to time. For any quote that it provides, Representative shall adhere to the LiveWorld pricing parameters, descriptions, timing and terms and conditions. Notwithstanding the foregoing, LiveWorld reserves the right to require that Representative obtain LiveWorld’s prior approval for any such quote. Each order shall be governed by the LiveWorld prices, descriptions, timing and terms and conditions in effect at the time the order is accepted, and all quotations by Representative shall contain a statement to that effect.
          (d) Weekly Reports. Representative shall provide LiveWorld with sales status reports each week and other reports as may be requested by LiveWorld. The weekly sales status reports shall contain at least the following information:(i) the WPP Affiliate(s) solicited, (ii) estimated volume of sales of LiveWorld Services to such WPP Affiliate(s) or their clients, (iii) estimated timeframe for implementation of such LiveWorld Services, (iv) description of LiveWorld Services likely to be purchased.

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          (e) Acceptance. All business solicited by Representative shall be subject to acceptance by LiveWorld, and all quotations by Representative shall contain a statement to that effect. Representative shall have no authority to make any acceptance or delivery commitments to clients. LiveWorld specifically reserves the right to reject any order or any part thereof for any reason.
          (f) Credit and Payment. LiveWorld shall have the sole right of credit approval or credit refusal for clients in all cases. LiveWorld shall render all invoices directly to the clients. Payments shall be made directly to LiveWorld. Notwithstanding the foregoing, if requested by LiveWorld, Representative shall provide LiveWorld with reasonable assistance with the collection of client accounts.
     5. WPP LOSS OF CLIENT ACCOUNT. In the event that LiveWorld is receiving Revenue from a client of WPP or a WPP Affiliate that (i) discontinues its relationship with WPP or such WPP Affiliate and (ii) discontinues its relationship with the Representative, each with respect to LiveWorld-related services on a specific project, but LiveWorld continues to provide such services on such client project (“Discontinued Project”), then:
a.	Warrants. For the purpose of calculating the JV Net Revenue Contribution Portion (as defined in the Warrant Purchase Agreement), LiveWorld revenue from a Discontinued Project shall be considered Revenue for a period of [***] days following the date of such client’s termination of its relationship with the respective WPP Affiliate and the Representative for such Discontinued Project. Thereafter, any LiveWorld revenue from such Discontinued Project will no longer be considered Revenue, so it will not count towards the Net Revenue Contribution Portion.

b.	Commissions. Subject to Representative’s compliance with the terms and conditions of the Agreement, LiveWorld shall pay commission to Representative on all Discontinued Projects meeting all of the following requirements: (i) the Discontinued Project was primarily attributable to Representative’s efforts during the period prior to termination of the project, such as the Representative having arranged the signing of the contract or having made a substantive introduction and recommendation that specifically led to the signing of a contract (as opposed to a casual referral); (ii) Revenue is recognized by LiveWorld on its accounting books within the [***] day period after the Discontinued Project was terminated; and (iii) LiveWorld actually collects the cash payment for such Revenue within the specified time period set forth in the contract for the Discontinued Project; provided however that LiveWorld shall have the right to equitably divide such commissions with succeeding representatives to the extent such succeeding representatives render services with respect to such Discontinued Project. If LiveWorld is owed any amounts by Representative, LiveWorld shall have the right, in its absolute discretion, to offset any commission payable by LiveWorld to Representative by such obligation owed to LiveWorld by Representative.
     6. ADDITIONAL RESPONSIBILITIES OF REPRESENTATIVE.
          (a) Promotion of the LiveWorld Services. Representative shall, at its own expense, use its commercially reasonable best efforts to maximize the sale of the LiveWorld Services to WPP Affiliates and clients thereof, provided that such efforts shall be made only through or in coordination with the appropriate account teams of WPP Affiliates.

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          (b) Facilities. Representative shall provide itself with, and be solely responsible for, such facilities, employees, business organization, permits, licenses, and other forms of clearance from governmental or regulatory agencies as are necessary for the conduct of its business operations in accordance with this Agreement and any expenses associated with any of the foregoing.
          (c) Books and Records. Representative shall maintain and make available to LiveWorld accurate books, records, and accounts relating to the business of Representative with respect to the LiveWorld Services. Representative shall also maintain a record of any client complaints regarding either the LiveWorld Services or LiveWorld and immediately forward to LiveWorld the information regarding those complaints. LiveWorld shall have the right to inspect at reasonable times all of the foregoing books, records and accounts.
          (d) Notice of Changes. Representative shall promptly notify LiveWorld of: (i) any changes in the key personnel, organization, and status of clients; and (ii) any political, financial, legislative, industrial or other events that Representative is or becomes aware of that could affect the mutual business interests of Representative and LiveWorld.
          (e) Employee Policies. Representative shall comply with all LiveWorld company policies, including any policies enumerated in LiveWorld’s employee handbook, including but not limited to policies regarding ethics, conflicts of interest, equal opportunity employment, diversity and sexual harassment.
          (f) LiveWorld Direction. Representative shall follow any proper and reasonable instructions given by the chief executive officer of LiveWorld or agent or delegate thereof in carrying out its obligations under this Agreement.
     7. PROMOTION ASSISTANCE. To the extent that LiveWorld possesses or elects to create such materials, LiveWorld shall, at its own expense, provide Representative with marketing and technical information concerning the LiveWorld Services as well as reasonable quantities of brochures, instructional material, advertising literature, and other LiveWorld Services data.
     8. LIMITATION OF LIABILITY. IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS), CAUSED BY ANY BREACH OF A PARTY’S OBLIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE), EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY’S TOTAL LIABILITY TO THE OTHER FOR ANY KIND OF LOSS, DAMAGE OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, SHALL NOT EXCEED (AS AN AGGREGATE) THE AMOUNTS PAID BY LIVEWORLD TO REPRESENTATIVE UNDER THIS AGREEMENT IN THE TWELVE (12) MONTHS PRIOR TO THE EVENT GIVING RISE TO THE LOSS, DAMAGE OR LIABILITY. THE FOREGOING LIMITATIONS ON LIABILITY WILL NOT APPLY WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 13(h).

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     9. CONFIDENTIALITY
          (a) Definition. “Confidential Information” means any information disclosed by LiveWorld to Representative, either directly or indirectly in writing, orally, by inspection of tangible objects whose confidential or proprietary nature is identified at the time of such disclosure, including without limitation (i) this Agreement and all its Exhibits, any addenda hereto signed by both parties; (ii) any source code, software tools, designs, schematics, plans, work in process or future development relating to LiveWorld Services; (iii) any LiveWorld scientific, engineering, manufacturing, marketing or business plan relating to LiveWorld; (iv) financial or personnel matter relating to LiveWorld, (v) present or future products, sales, suppliers, web site visitors, and web site users. Confidential Information may also include information disclosed to LiveWorld by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure to Representative by LiveWorld; (ii) becomes publicly known and made generally available after disclosure to Representative by LiveWorld through no action or inaction of Representative; (iii) is in the possession of Representative, without confidentiality restrictions, at the time of disclosure by LiveWorld as shown by Representative’s files and records immediately prior to the time of disclosure or (iv) was provided to Representative pursuant to Section 4 or 7 hereof and not clearly marked “Confidential” at the time it was so provided.
          (b) Obligations. Representative acknowledges that the Confidential Information constitutes LiveWorld’s valuable trade secrets. Representative shall not use any Confidential Information for any purpose other than as expressly permitted under this Agreement. Representative will not disclose Confidential Information or permit Confidential Information to be disclosed, directly or indirectly, to any third party without LiveWorld’s prior written consent. Representative shall not disclose Confidential Information to its employees, except on a “need to know” basis where such disclosure is necessary and required for Representative to perform its obligations hereunder. Representative shall not disclose Confidential Information to any employee of Representative unless such employee has signed a non-use and non-disclosure agreement in content at least as protective as the provisions hereof, prior to any disclosure of Confidential Information to such employee. Representative will exercise the same degree of care in protecting Confidential Information from unauthorized use and disclosure as it exercises in protecting its own information of a similar nature, but in no event less than reasonable care. The provisions of this Section 9 shall survive any expiration or termination of this Agreement for a period of three (3) years after the effective date of such expiration or termination. Notwithstanding the foregoing, either party may disclose the existence and terms of the Agreement to investors and prospective investors and their counsel and other advisors under a similar confidentiality obligation in connection with any private placement of securities, in connection with a merger, acquisition or sale of all or substantially all of its assets.
          (c) Remedies. Representative agrees that any violation or threatened violation of this Section 9 will cause irreparable injury to LiveWorld, entitling LiveWorld to obtain injunctive relief in addition to all other legal remedies.
     10. TRADEMARKS AND TRADE NAMES.
          (a) Trademarks. During the term of this Agreement, Representative shall have the non-exclusive right to indicate to the public that it is an authorized representative of LiveWorld Services and to advertise and promote such LiveWorld Services under the trademarks, marks, and trade names of LiveWorld that LiveWorld may adopt from time to time (“LiveWorld Trademarks”); provided, however, that upon [***] days prior written notice to Representative, LiveWorld may substitute alternative marks for any or all of the

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LiveWorld Trademarks. All representations of LiveWorld Trademarks that Representative intends to use shall first be submitted to LiveWorld for approval (which shall not be unreasonably withheld) of design, color and other details or shall be exact copies of those used by LiveWorld. In addition, Representative shall fully comply with all reasonable guidelines, if any, communicated by LiveWorld concerning the use of LiveWorld Trademarks.
          (b) Use. Except as set forth in this Section 10, nothing contained in this Agreement shall grant or shall be deemed to grant to Representative any right, title or interest in or to any LiveWorld Trademarks. All uses and benefits of LiveWorld Trademarks will inure solely to the benefit of LiveWorld, and Representative shall obtain no rights with respect to any LiveWorld Trademarks, other than the right to solicit orders for and promote LiveWorld Services as set forth herein. Representative irrevocably assigns to LiveWorld all such right, title and interest, if any, in and to any LiveWorld Trademarks. Representative shall not use any LiveWorld Trademark or any similar mark in Representative’s name or in any other manner use any LiveWorld Trademark to identify Representative’s business. At no time during or after the term of this Agreement shall Representative attempt to register any trademarks, marks or trade names confusingly similar to those of LiveWorld.
     11. TERM AND TERMINATION.
          (a) Term. This Agreement will commence on the Effective Date and shall continue for a term of [***] years unless earlier terminated as set forth herein or by mutual agreement. The Agreement shall renew automatically for additional terms of [***] year unless either party gives written notice of intent to terminate at least [***] days prior to the expiration of the then-current term.
          (b) Termination for Insolvency. Either party may terminate this Agreement immediately upon written notice if: (i) a receiver, administrator, or similar officer is appointed over all or any part of the assets or undertaking of the other party and is not discharged within [***] days of such appointment; (ii) the other party makes an assignment for the benefit of or a composition with its creditors, or another arrangement of similar import; or (iii) a petition is presented, or a meeting is convened for the purpose of considering a resolution, or other steps are taken, for the winding up of the other party (or, if the other party is not a company, for its bankruptcy); (iv) anything analogous to any of the foregoing under the laws of any jurisdiction occurs in relation to the other party; or (v) the other party ceases to carry on its business in the ordinary course.
          (c) Termination for Cause. If either party materially breaches any provision of this Agreement, the other party may terminate this Agreement by giving [***] days’ prior written notice to such party; provided, however, that with respect to breaches capable of cure, this Agreement shall not terminate if such party has cured the breach prior to the expiration of such [***] day period.
     12. RIGHTS UPON TERMINATION.
          (a) Additional Commissions. Following termination, subject to all the provisions of this Agreement and to Representative’s compliance with Section 12(c) below, LiveWorld shall pay commissions to Representative on all purchases of LiveWorld Services meeting all of the following requirements: (i) the purchase of LiveWorld Services was primarily attributable to Representative’s efforts during the period prior to termination of this Agreement such as the Representative having arranged the signing of the contract or made a substantive introduction and recommendation that specifically led to the signing of a contract (as

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opposed to a casual referral); (ii) the Revenue is recognized by LiveWorld on its accounting books within the [***] day period after the effective termination date of this Agreement; and (iii) LiveWorld actually collects the cash payment for such Revenue within the specified time period set forth in the contract for such purchases of LiveWorld Services; provided however that LiveWorld shall have the right to equitably divide such commissions with succeeding representatives to the extent such succeeding representatives render services with respect to such transactions. If LiveWorld is owed any amounts by Representative, LiveWorld shall have the right, in its absolute discretion, to offset any commission payable by LiveWorld to Representative by such obligation owed to LiveWorld by Representative.
          (b) Warrants. For the purpose of calculating the JV Net Revenue Contribution Portion (as defined in the Warrant Purchase Agreement), LiveWorld revenue that meets all the requirements set forth in Section 12(a) above shall be considered Revenue.
          (c) Return of Materials. All trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, financial information, business plans, photographs, samples, literature, and sales aids of every kind shall remain the property of LiveWorld. After the termination of this Agreement, Representative shall prepare all such items in its possession for shipment, as LiveWorld may direct. Representative shall not make or retain any copies of any Confidential Information that may have been entrusted to it. Effective upon the termination of this Agreement, Representative shall cease to use LiveWorld Trademarks. Any listing by Representative of LiveWorld’s name in any telephone book, directory, and public record or like publication shall be removed by Representative as soon as possible, but no later than the subsequent issue of such publication.
          (d) No Liability. NEITHER LIVEWORLD NOR REPRESENTATIVE SHALL, BY REASON OF THE EXPIRATION OR TERMINATION OF THIS AGREEMENT, BE LIABLE TO THE OTHER FOR COMPENSATION, INDEMNIFICATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF ANY LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS MADE IN CONNECTION WITH THIS AGREEMENT OR THE ANTICIPATION OF EXTENDED PERFORMANCE HEREUNDER.
          (e) Survival. The provisions of Sections 4(b)(ii), 5, 8, 9, 12 and 13 shall survive the termination or expiration of this Agreement for any reason. All other rights and obligations of the parties shall cease upon the effective termination date of this Agreement.
     13. GENERAL PROVISIONS.
     (a) Governing Law. This Agreement is governed by the laws of the State of California, USA, without regard for conflict of law provisions. Any mediation, court action, or other adjudicative proceeding arising out of or relating to this Agreement shall be held in the appropriate state or federal jurisdiction in the United States of America or, if such proceeding cannot be lawfully held in such location, as near thereto as applicable law permits.
          (i) Mediation. Except as otherwise specifically provided in this Agreement, if any controversy or claim arises out of this Agreement, the parties will attempt in good faith to resolve such controversy or claim through non-binding mediation in accordance with the American Arbitration Association Commercial Mediation Rules before resorting to litigation. The mediation shall be held within

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thirty (30) days of the end of such negotiation period. The costs of mediation shall be shared equally by the parties to the mediation.
          (ii) Other Adjudicative Proceedings. In the event that the parties are unable to resolve the dispute through mediation, and either party initiates a court action or other adjudicative proceeding, the prevailing party in such proceeding arising out of or relating to this Agreement shall be reimbursed by the party who does not prevail for their reasonable attorneys, accountants and experts fees and related expenses (including reasonable charges for in-house legal counsel and related personnel) and for the costs of such proceeding. In the event that two or more parties are deemed liable for a specific amount payable or reimbursable under this Section 13(a)(ii), such parties shall be jointly and severally liable therefor.
     (b) Notices. Any notice, communication or statement relating to this Agreement shall be in writing and deemed effective: (i) upon delivery when delivered in person; (ii) upon transmission when delivered by verified facsimile transmission; or (iii) when delivered by registered or certified mail, postage prepaid, return receipt requested, to the appropriate address set forth on the first page of this Agreement.
     (c) Severability. If it is determined by a court of competent jurisdiction as part of a final nonappealable ruling or government action, that any provision of this Agreement (or part thereof) is invalid, illegal, or otherwise unenforceable, such provision shall be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement shall remain in full force and effect and bind the parties according to its terms. To the extent any provision (or part thereof) cannot be enforced in accordance with the stated intentions of the parties, such provision (or part thereof) shall be deemed not to be a part of this Agreement; provided that in such event the parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties’ intent in entering into this Agreement.
     (d) Foreign Corrupt Practices Act. In conformity with the United States Foreign Corrupt Practices Act and with LiveWorld’s established corporate policies regarding foreign business practices, Representative and its employees and agents shall not directly or indirectly make any offer, payment, or promise to pay; authorize payment; or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing any act or decision (including a decision not to act) of an official of any foreign government or the United States Government or inducing such a person to use his or her influence to affect any such governmental act or decision in order to assist LiveWorld in obtaining, retaining or directing any business.
     (e) United States Export Controls. Representative understands and acknowledges that LiveWorld is subject to regulation by agencies of the United States Government, including, but not limited to, the United States Department of Commerce, which prohibit export, reexport or diversion of certain products and technology to certain countries. Any and all obligations of LiveWorld to provide the LiveWorld Services, documentation, or any media in which any of the foregoing is contained, as well as any other technical assistance, shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. Representative agrees to cooperate with LiveWorld, including, without limitation, providing required documentation, in order to obtain export licenses or exemptions therefrom. Representative warrants that it will comply with the Export Administration Regulations and other United States laws and regulations

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governing exports and reexports in effect from time to time. Representative agrees that unless prior written authorization is obtained from the Bureau of Export Administration, or the Export Administration Regulations explicitly permit reexport without such written authorization, it will not export, reexport, or transship, directly or indirectly, the LiveWorld Services or any technical data disclosed or provided to Representative, or the direct product of such technical data, to country groups Q, S, W, Y or Z (as defined in the Export Administration Regulations), or to any other country as to which the United States Government has placed an embargo against the shipment of products, which embargo is in effect during the terms of this Agreement.
     (f) Compliance with Applicable Laws. Representative shall (i) comply with all legislation, rules, regulations or other laws governing this Agreement, and (ii) advise LiveWorld of any legislation, rule, regulation or other law (including but not limited to any customs, tax, trade, intellectual property or tariff law) which is in effect or which may come into effect in a territory in which Representative uses or intends to use the LiveWorld Services after the Effective Date of this Agreement and which affects the importation of the LiveWorld Services into, or the use and the protection of the LiveWorld Services and the intellectual property rights therein, such territory, or which has a material effect on any provision of this Agreement.
     (g) Enforceability. Representative represents and warrants that the provisions of this Agreement, and the rights and obligations of the parties hereunder, are enforceable under the laws of the countries in which Representative will operate.
     (h) Indemnity. Each party (“Indemnifying Party”) agrees to defend, indemnify and hold harmless the other party (“Indemnified Party”) from and against any and all liability, damage, loss, cost or expense, including reasonable attorneys’ fees and expenses (collectively, “Costs”), arising out of or in connection with any actual or threatened claim, suit, action or proceeding (each a “Claim”) against Indemnified Party by a third party relating to the services or products to be provided by Indemnifying Party under this Agreement. If any Claim is asserted against an Indemnified Party, such Indemnified Party will notify the Indemnifying Party as soon as possible of the nature of such Claim (provided that any failure to so notify shall not relieve the Indemnifying Party from liability, except and only to the extent that the failure materially prejudices the Indemnifying Party) and the Indemnifying Party shall be entitled (but not required) to assume the defense of any suit brought to enforce such Claim; provided, however, that the defense shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement of any such Claim may be made by the Indemnifying Party or the Indemnified Party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, and the Indemnifying Party shall not be liable for any settlement of any such Claim unless it has consented in writing to such settlement.
     (i) Press Releases. Representative acknowledges that LiveWorld may desire to use its name in press releases, product brochures and financial reports indicating that Representative is a partner of LiveWorld, and Representative agrees that LiveWorld may use its name in such a manner, subject to Representative’s consent, which consent shall not be unreasonably withheld or delayed.
     (j) Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

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     (k) Force Majeure. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control, and without negligence of, the parties. Such events, occurrences, or causes will include, without limitation, acts of God, strikes, lockouts, riots, Internet outages, acts of war, floods, earthquakes, fires and explosions.
     (l) Assignment. Representative may not assign, transfer or delegate this Agreement, voluntarily or involuntarily, by operation or law, or otherwise. LiveWorld may assign this Agreement in whole or in part. This Agreement shall inure to the benefit of and be binding upon each party’s successors and permitted assigns. Any attempted assignment in violation of this Section shall be null and void.
     (m) Entire Agreement. This Agreement and the exhibits attached hereto set forth the entire agreement and understanding of the parties relating to the subject matter hereof and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement shall be effective unless in writing signed by (i) the party to be charged and (ii) the WPP Affiliate that is a Managing Member (as defined in the Operating Agreement of LiveWorld-WPP, L.L.C. at the time of such modification, amendment or waiver (“WPP Manager”)). For the purposes of this Section 13(m), WPP Manager shall be a third party beneficiary to this Agreement and entitled to the rights of WPP Manager set forth in this Section 13(m).
     (n) Execution in Counterparts and By Facsimile. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument. This Agreement may be executed and delivered by facsimile and the parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.
     (o) Good Faith. LiveWorld and Representative shall each at all times during the term of this Agreement act dutifully and in good faith.
     (p) Construction. In the event that there is a conflict between the Agreement and any exhibit, the terms of the Agreement shall prevail.

PORTIONS DENOTED WITH [***] HAVE BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT.
IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the Effective Date set forth above.

LiveWorld Corporation	Representative

/s/ Peter H. Friedman Signature	/s/Peter H. Friedman Signature

Peter H. Friedman Printed Name	Peter H. Friedman Printed Name

CEO Title	Managing Member, LiveWorld — WPP Title

7/7/06 Date	7/7/06 Date

PORTIONS DENOTED WITH [***] HAVE BEEN
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SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT.
EXHIBIT A
Commission Schedule
     Sales commission (prior to any applicable adjustment pursuant to Section 3(b) or 3(g)):
[***]

PORTIONS DENOTED WITH [***] HAVE BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT.
EXHIBIT B
Processes for Representative
I. OPPORTUNITIES COMING DIRECTLY FROM REPRESENTATIVE
1.	Preliminary Screening. When Representative identifies or learns of an opportunity to provide LiveWorld Services through WPP or a WPP Affiliate and/or to client thereof (“Opportunity”), Representative will screen the Opportunity, qualify it as worthwhile, commit to allocating time to pursuing it and, if applicable, present LiveWorld’s services as a solution to WPP or the WPP Affiliate and/or to the client.

2.	Notification of LiveWorld. Representative will give written notification to the LiveWorld CEO, or the designated agent thereof, of an Opportunity.

3.	LiveWorld Response. Within [***] days of said notification, LiveWorld will notify Representative in writing as to whether or not Representative is authorized to pursue such Opportunity on behalf of LiveWorld, which determination shall be in LiveWorld’s sole discretion pursuant to Section 4(e) in the Agreement. In the absence of such notification, LiveWorld shall be deemed to have authorized Representative to pursue the Opportunity. Without limiting the foregoing, LiveWorld may direct Representative not to pursue an opportunity for any of the following reasons: the specific Opportunity (i) is already being pursued by LiveWorld; (ii) involves an existing relationship that LiveWorld has with a particular WPP Affiliate or client; or (iii) would create a conflict of interest or violate an obligation of LiveWorld.

4.	Pursuing the Opportunity. Representative will pursue such approved Opportunity in conjunction with WPP and/or the WPP Affiliate and/or directly with the client of WPP or such WPP Affiliate.

5.	LiveWorld Involvement. Without limiting any of Representative’s obligations under Sections 4 and 5 in the Agreement, Representative will involve LiveWorld as appropriate in all discussions and follow LiveWorld’s direction with regard to recommendation and description of services, pricing, contract terms and conditions, and timing for campaigns.

6.	Agreements. Representative will close the Opportunity by arranging for an agreement to be signed between (i) LiveWorld and WPP or the WPP Affiliate or (ii) LiveWorld and the client of WPP or the WPP Affiliate

7.	Ongoing Relationship. Representative will manage the ongoing account relationship resulting from such Opportunity with WPP or the WPP Affiliate and/or the client as appropriate, which includes but is not limited to taking responsibility for: (i) maintaining the business relationships (ii) maintaining and growing the revenue as a result of renewals, volume growth, price increases, additional services, positive customer relationships and satisfaction, and (iii) resolving problems and identifying new Opportunities within that client account and within WPP or the WPP Affiliate. In general (but not necessarily) it is expected that WPP or the WPP Affiliate involved will collaborate with Representative as to the conduct these same activities relative to the client. It is part of Representative’s responsibilities to enlist the support of WPP or the WPP Affiliate on such matters as appropriate.

8.	LiveWorld Authority. LiveWorld shall work in good faith with Representative on the above process; provided however, that as set forth in Section 4(e) in the Agreement, LiveWorld shall, in its sole discretion, have the authority to accept or reject any Opportunity for any reason or no reason. Additionally, in the event that LiveWorld rejects an Opportunity and later pursues the same Opportunity (where “same” means the same client and the same specific project), LiveWorld will

PORTIONS DENOTED WITH [***] HAVE BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT.
follow the protocol set forth in the chart below entitled “Opportunities Coming Through LiveWorld to Representative” with respect to such Opportunity. LiveWorld shall also at anytime have the right to withdraw Representative’s authority to work on any Opportunity; provided, however, that LiveWorld shall only do so at (i) a client’s request or (ii) if LiveWorld reasonable and in good faith believes that Representative and/or WPP and/or the WPP Affiliate cannot or will not effectively and in a timely manner pursue and/or manage the Opportunity, and as a result the Opportunity is in jeopardy of being lost or damaged.
II. OPPORTUNITIES COMING THROUGH LIVEWORLD TO REPRESENTATIVE
1.	LiveWorld Screening. If LiveWorld identifies an Opportunity that it believes is appropriate to pursue in conjunction with Representative along with a WPP and/or a WPP Affiliate, LiveWorld may notify Representative in writing of such Opportunity.

2.	Representative Response. Representative shall respond to LiveWorld of its decision with respect to such Opportunity in writing within [***] days from Representative’s receipt of LiveWorld’s notice. In the absence of such notification, Representative shall be deemed to have rejected the Opportunity.

3.	Rejected Opportunities. Without limiting the rights reserved by LiveWorld in Section 2(c) in the Agreement, if Representative does not accept an Opportunity, then LiveWorld, in its sole discretion, may pursue or not pursue the opportunity in any manner it chooses.

4.	Following Acceptance. If Representative accepts an Opportunity, then items 4-8 of the chart above entitled “Opportunities Coming Directly from Representative” shall apply.
Special Dispute Resolution. In the event of a dispute among the parties regarding the implementation of the processes described in this Exhibit B, prior to any formal dispute resolution proceedings, the parties will escalate the dispute to LiveWorld’s and WPP’s corporate management for discussion. In the event that the parties’ corporate management cannot resolve the dispute, either party may initiate mediation, pursuant to Section 13(a) in the Agreement.